GENERAL RELEASE AND SETTLEMENT AGREEMENT

David S. Rahilly and Katy Industries, Inc., for good and valuable consideration, the receipt and adequacy of which are mutually acknowledged and agreed to by the parties, do hereby covenant and agree as follows:

1.

The following terms as used in this General Release and Settlement Agreement (“Agreement”) shall be defined as set forth in subparagraphs (a) and (b) of this paragraph:

(a) All references to “Employee” shall refer to David S. Rahilly and his estate, heirs, devisees, legatees, representatives, spouse(s), attorneys, agents, executors, administrators, agents, successors, sureties and assignees.

(b) All references to “Katy” shall refer to Katy Industries, Inc. and its employees, directors, officers, partners, venturers, members, subsidiary corporations, affiliated corporations, parent corporations, divisions, agents, attorneys, predecessors, successors, sureties, assignees and other related entities.

2.

Employee’s employment with Katy will end on January 5, 2007 (“Termination Date”). Employee agrees that after the Termination Date Employee will not seek or accept employment with Katy. Employee agrees that after the Termination Date, in order to minimize distractions and interruptions, Employee will not report to work for Katy and will not enter Katy’s premises.

3.

As consideration for the release of claims described in Paragraph 4 below and the other promises and consideration described herein, Katy will pay Employee $9,615.39 on a bi-weekly basis for six (6) months less deductions for payroll taxes. (This is the equivalent of $125,000.00 or six (6) months of Employee’s regular annual base salary.) Katy shall begin these payments to Employee within 14 days of the date Katy receives this Agreement signed by Employee. Employee acknowledges that these payments as described in this Paragraph 3 constitute special payments which Employee would not be entitled to receive if Employee did not enter into this Agreement with Katy.

4.

Employee agrees to RELEASE, ACQUIT, AND FOREVER DISCHARGE Katy from any and all claims, known or unknown, foreseen or unforeseen, matured or unmatured, developed or undeveloped, discoverable or undiscoverable, which exist as of the effective date of this Agreement including, but not limited to, any and all claims arising out of, involving, or related to Employee’s hire, employment or termination of employment with Katy. It is expressly understood that this Agreement extinguishes any and all claims relating to Employee’s termination of employment specifically including, but not limited to, claims for damages, wages, costs, or attorneys’ fees, whether arising under tort or contract theories, or any federal, state, or local law, including but not limited to any claims pursuant to Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 and otherwise, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. § 1981 as amended by the Civil Rights Act of 1991; the Civil Rights Act of 1870, 42 U.S.C. § 1983; the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; the Older Workers’ Benefit Protection Act, as amended; the Equal Pay Act, 29 U.S.C. § 206(d) et seq.; the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 as amended by the Civil Rights Act of 1991; the Employee Retirement Income Security Act; the Rehabilitation in Employment Act, 29 U.S.C. § 793 et seq.; Executive Order No. 11246 and/or 11375; any other federal law; any state anti-discrimination law; any other state or local statutory, court-made or administrative laws, regulations, ordinances or executive orders; any alleged contract, whether written or implied between Employee and Katy, or other persons or entities covered by this Agreement; any claims for discrimination based on age, sex, race, national origin, color, religion, disability or any other protected class; and/or any other basis whatsoever, whether or not characterized as violations continuing in nature. Employee agrees Employee will not file a lawsuit against Katy in any state or federal court based on anything that has occurred up to the date of this Agreement. Employee represents and warrants that Employee has not filed any lawsuit or administrative agency charge against Katy. Employee agrees that if a claim or charge is filed against Katy by or on Employee’s behalf, Employee will not accept any judgment or settlement money for any claims Employee has released in this Paragraph 4.

5.

The release provided in Paragraph 4 above is given voluntarily and is not based upon any representations or statements of any kind by any party, or representative of any party, as to the merit, legal liability, or value of any claim or claims released herein, or any other matter relating thereto.

6.

Employee agrees that for three years after the Termination Date, Employee will not publish or disclose, use for Employee’s own benefit or the benefit of others, or divulge or convey to others, any Confidential Information of Katy. “Confidential Information” means any and all proprietary business information that is treated as confidential or secret by Katy, but does not constitute a Trade Secret, including but not limited to, all information relating to Katy’s customers. This promise of confidentiality is in addition to, and does not limit, any common law or statutory rights of Katy to prevent disclosure of Confidential Information or Trade Secrets. Employee agrees that Katy shall be entitled to a return of the entire payment made to Employee pursuant to Paragraph 4 above if Employee breaches this Paragraph 6.

7.

Employee agrees to deliver immediately to Katy all Company property including, but not limited to, any Company laptop computer, Blackberry device, documents, drawings, blueprints, manuals, letters, notes, emails, computer discs, notebooks, reports, sketches, formulae, source codes, computer programs and similar items, memoranda, all information relating to Katy’s customers and all other materials and all copies thereof relating in any way to Katy’s business and in any way obtained by Employee during the period of Employee’s employment with Katy of which Employee is in possession or control. Employee further agrees not to make or retain any copies of any of the foregoing and will so represent to Katy.

8.

Employee agrees not to make any statements or to take any action which disparages, criticizes, or places in a negative light Katy, its management, or its practices or which disrupts or impairs its normal operations, except that nothing in this Agreement shall be interpreted to limit Employee’s right to confer with counsel or to provide truthful testimony pursuant to subpoena, notice of deposition, or as otherwise required by law.

9.

The parties mutually agree and understand that by entering into this Agreement, Katy does not in any way admit, but rather specifically denies committing any act or failure to act in violation of any law, statute or regulation. The monetary consideration paid to Employee and the promises and releases recited and referred to herein shall not be construed as an admission of liability on the part of Katy or any related or affiliated person, partnership or corporation, or an admission of the validity of any disputed factual contention, and Katy denies any such liability.

10.

Employee represents, warrants, covenants and agrees that Employee will keep confidential and otherwise not disclose to any person or entity the terms of this Agreement unless compelled to do so by Court order.

11.

The terms and conditions of this Agreement shall be binding upon and inure to the benefit of all parties, to all present and former employees, officers, directors, agents, representatives, successors, assigns, and every person (whether natural or artificial), firm, or entity, now or previously affiliated with any of the parties, in any manner whatsoever, or which may become affiliated with any of the parties in the future.

12.

The parties warrant and represent that they have not sold, assigned, granted, conveyed, or transferred to any other person, firm, corporation, or entity, any of the claims, demands, actions, or causes of action described herein.

13.

The parties covenant and warrant that no promise or inducement has been offered or made except as set forth herein and acknowledge and agree that this Agreement constitutes the entire agreement between the parties as to the subject matters contained in this Agreement.

14.

In connection with this waiver, Employee acknowledges and agrees to the following:

(a) Employee is not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended that may arise after this Agreement is executed, or any rights or claims to test the knowing and voluntary nature of this Agreement under the Older Workers’ Benefit Protection Act, as amended.

(b) Employee acknowledges that Employee has had ample opportunity to consult with an attorney prior to execution of this Agreement and was encouraged and advised in writing to do so by Katy.

(c) Employee further understands that Employee may consider whether to accept the terms of this Agreement for twenty-one (21) days before signing this Agreement.

(d) Employee further understands that Employee may revoke this Agreement at any time within seven (7) days after Employee signs it, and that this Agreement shall not become effective or enforceable until the seven-day revocation period has expired. If Employee wishes to revoke this Agreement during the seven (7) days after signing it, Employee will do so by sending notice of same to the attention of Joseph E. Mata, by fax (314-656-4359) and certified mail, return receipt requested, to 305 Rock Industrial Park Drive, Bridgeton, Missouri 63044.

(e) If Employee signs this Agreement and Release prior to the end of the 21-day time period, Employee certifies that Employee knowingly and voluntarily decided to sign the Agreement after considering it less than twenty-one (21) days and Employee’s decision to do so was not induced by Katy through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the 21-day time period.

(f) Employee has carefully read and fully understands all of the provisions and effects of this Agreement and Employee knowingly and voluntarily entered into all of the terms set forth in this Agreement.

(g) Employee knowingly and voluntarily intends to be legally bound by all of the terms set forth in this Agreement.

(h) Employee relied solely and completely upon Employee’s own judgment or the advice of Employee’s attorney in entering into this Agreement.

15.

This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

THE UNDERSIGNED HEREBY DECLARE THAT THE TERMS OF THIS AGREEMENT HAVE BEEN COMPLETELY READ AND ARE FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE AND ADJUSTMENT AND SETTLEMENT OF ANY AND ALL CLAIMS, DISPUTED OR OTHERWISE, ON ACCOUNT OF THE INJURIES OR DAMAGES ABOVE-MENTIONED.

                                /s/ David S. Rahilly
DAVID S. RAHILLY

DATE: 1/4/2007

                                ON BEHALF OF
KATY INDUSTRIES, INC.

                                /s/ Joseph E. Mata
JOSEPH E. MATA
VICE PRESIDENT-HUMAN RESOURCES

DATE: 1/4/2007